      As filed with the Securities and Exchange Commission on April 5, 2002

                                                        Registration No. _______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            TRINITY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                   75-0225040
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

        2525 STEMMONS FREEWAY
            DALLAS, TEXAS                               75207-2401
(Address of Principal Executive Offices)                (Zip Code)

                                   ----------


          TRINITY INDUSTRIES, INC. 1998 STOCK OPTION AND INCENTIVE PLAN
          -------------------------------------------------------------
                            (Full title of the Plan)


                               MICHAEL G. FORTADO
                            TRINITY INDUSTRIES, INC.
                              2525 STEMMONS FREEWAY
                            DALLAS, TEXAS 75207-2401
                    (Name and address of agent for service)
                                 (214) 631-4420
         (Telephone number, including area code, of agent for service)

                                 With copies to:

                                W. Scott Wallace
                              Haynes and Boone, LLP
                           901 Main Street, Suite 3100
                               Dallas, Texas 75202
                                 (214) 651-5587

                                   ----------

                                          CALCULATION OF REGISTRATION FEE
                                          -------------------------------

                                      AMOUNT              PROPOSED           PROPOSED MAXIMUM             AMOUNT OF
     TITLE OF SECURITIES              TO BE           MAXIMUM OFFERING      AGGREGATE OFFERING          REGISTRATION
       TO BE REGISTERED           REGISTERED(1)(2)    PRICE PER SHARE(3)          PRICE(3)                 FEE(3)
------------------------------    ----------------    ------------------    ------------------          ------------
Common Stock, $1.00 par value
per share(4)..................    1,800,000 shares          $24.105             $43,389,000                $3,992


(1) The securities to be registered include an aggregate of 1,800,000 shares of Trinity Industries, Inc. (the "Company") common stock, par value $1.00 per share (the "Common Stock"), reserved for issuance under the Trinity Industries, Inc. 1998 Stock Option and Incentive Plan, as amended (the "Plan"). The Plan has recently been amended to increase the number of shares of Common Stock issuable under the Plan. The additional shares of Common Stock issuable under the Plan are being registered by this Registration Statement.

(2) Pursuant to Rule 416 promulgated under the Securities Act of 1933, this Registration Statement shall also cover such indeterminable number of additional shares of Common Stock as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends, mergers or combinations or similar events.

(3) The offering price per share, aggregate offering price and registration fee have been calculated in accordance with paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act of 1933, based on the average high and low sales prices for the Common Stock reported on the consolidated reporting system of the New York Stock Exchange on April 3, 2002 (which is within five business days prior to the filing of this Registration Statement), which was $24.105 per share.

(4) Each share is accompanied by a preferred stock purchase right pursuant to a Rights Agreement between the Company and the Bank of New York, as Rights Agent.
--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

         Pursuant to this Registration Statement, Trinity Industries, Inc. (the "Company" or the "Registrant") hereby registers 1,800,000 shares of its common stock, par value $1.00 per share (the "Common Stock"), for issuance under the Trinity Industries, Inc. 1998 Stock Option and Incentive Plan, as amended (the "Plan"). This registration of 1,800,000 shares of Common Stock will increase the number of shares registered for issuance under the Plan to an aggregate of 3,800,000 shares of Common Stock, subject to adjustment as provided in the Plan.

         Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Company's Registration Statement on Form S-8, Registration No. 333-77735, filed with the Securities and Exchange Commission on May 4, 1999. Pursuant to the General Instruction E of Form S-8, all information that has been incorporated from the original registration statement is not repeated in this Registration Statement.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The Company hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

         a) The Company's Transition Report on Form 10-K for the nine months ended December 31, 2001;

         b)       The Company's Current Report on Form 8-K, filed February 19,
                  2002;

         c)       The Company's Current Report on Form 8-K, filed March 7, 2002;

         d)       The Company's Current Report on Form 8-K, filed March 12,
                  2002;

         e)       The Company's Current Report on Form 8-K, filed March 20,
                  2002;

         f) The description of our common stock contained in our Registration Statement on Form S-4 dated July 17, 1996 (Registration No. 333-8321), as amended by Post-Effective Amendment No. 1 dated July 19, 1996;

         g) The description of our rights to purchase Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A filed with the SEC on April 2, 1999, as amended by filings on August 22, 2001 and October 31, 2001, including any subsequent amendments or reports filed for the purpose of updating that description; and

         h) All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the effectiveness of the Registration Statement of which this prospectus is a part.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

ITEM 8. EXHIBITS

Exhibit No.     Description of Exhibits
-----------     -----------------------

        4.1     - Specimen Common Stock Certificate of the Company.(1)

        5.1 - Opinion of Haynes and Boone, LLP with respect to validity of the issuance of the securities.(2)

       23.1     - Consent of Haynes and Boone, LLP (included in Exhibit 5.1).(2)

       23.2     - Consent of Ernst & Young LLP.(2)

       24.1     - Power of attorney of the directors of the Company (included on the signature page of this Registration Statement).(2)


-----------

(1) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999, and incorporated herein by reference.

(2)  Filed herewith.

                        SIGNATURES AND POWER OF ATTORNEY

THE COMPANY:

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 5th day of April, 2002.


                                          TRINITY INDUSTRIES, INC.
                                          A Delaware corporation

                                          By: /s/ MICHAEL G. FORTADO
                                             ---------------------------------
                                          Name:   Michael G. Fortado
                                          Title:  Vice President and Corporate
                                                  Secretary

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Wallace, John L. Adams, Jim S. Ivy and Michael G. Fortado, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:

Signature                                     Title                                 Date
---------                                     -----                                 ----

/s/ TIMOTHY R. WALLACE                  Chairman, President,                    April 5, 2002
---------------------------------       Chief Executive Officer
Timothy R. Wallace                      and Director (Principal
                                        Executive Officer)


/s/ JIM S. IVY                          Vice President (Principal               April 5, 2002
---------------------------------       Financial Officer)
Jim S. Ivy


/s/ CHARLES MICHEL                      Controller (Principal                   April 5, 2002
---------------------------------       Accounting Officer)
Charles Michel


/s/ DAVID W. BIEGLER                    Director                                April 5, 2002
---------------------------------
David W. Biegler


                                        Director
---------------------------------
Craig J. Duchossois


/s/ RONALD J. GAFFORD                   Director                                April 5, 2002
---------------------------------
Ronald J. Gafford


/s/ BARRY J. GALT                       Director                                April 5, 2002
---------------------------------
Barry J. Galt


/s/ CLIFFORD J. GRUM                    Director                                April 5, 2002
---------------------------------
Clifford J. Grum


/s/ DEAN P. GUERIN                      Director                                April 5, 2002
---------------------------------
Dean P. Guerin


/s/ JESS T. HAY                         Director                                April 5, 2002
---------------------------------
Jess T. Hay


/s/ DIANA S. NATALICIO                  Director                                April 5, 2002
---------------------------------
Diana S. Natalicio


/s/ W. RAY WALLACE                      Director                                April 5, 2002
---------------------------------
W. Ray Wallace

                                  EXHIBIT INDEX

EXHIBIT
NUMBER          DESCRIPTION
---------       -----------
      4.1       - Specimen Common Stock Certificate of the Company.(1)

      5.1       - Opinion of Haynes and Boone, LLP with respect to validity of the issuance of the securities.(2)

     23.1       - Consent of Haynes and Boone, LLP (included in Exhibit 5.1).(2)

     23.2       - Consent of Ernst & Young LLP.(2)

     24.1       - Power of attorney of the directors of the Company (included on the signature page of this Registration Statement).(2)

-----------

(1) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999, and incorporated herein by reference.

(2)  Filed herewith.